Your **Vote** Counts!

ARROW FINANCIAL CORPORATION

2025 Annual Meeting
Vote by June 3, 2025
11:59 PM EDT



ARROW Financial Corporation

ARROW FINANCIAL CORPORATION
ATTN: ANDREW J. WISE
250 GLEN STREET
GLENS FALLS, NY 12801

V69865-P24984

You invested in ARROW FINANCIAL CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 4, 2025.**

Get informed before you vote

View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 4, 2025
10:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/AROW2025

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect each of the following four (4) persons as Class C directors to a term of three (3) years, one (1) person as a Class A director for a term of one (1) year, and one (1) person as a Class B director for a term of two (2) years, each to serve until their successors have been duly elected and qualified: **Class C** 01) Tenée R. Casaccio 02) James M. Dawsey 03) Philip C. Morris 04) Colin L. Read, Ph.D. **Class A** 05) Daniel J. White **Class B** 06) Kristine D. Duffy, Ed.D.	For
2.	To approve, on an advisory basis, a resolution relating to the 2024 executive compensation (“Say-on-Pay”).	For
3.	To ratify the selection of the independent registered public accounting firm Crowe LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025.	For
4.	To transact such other business as may properly come before the 2025 Annual Meeting or any adjournment or postponement thereof.	

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